EXHIBIT 23



               Consent of Independent Accountants



We hereby consent to the incorporation by reference in the

Prospectus constituting part of the Registration Statement on

Form S-4 (File No. 33-91250) of Rochester Telephone Corp. of our

report dated January 20, 1997 appearing on page 15 of Form 10-

K.  We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page

42 of this Form 10-K.




BY:/s/Price Waterhouse LLP
--------------------------
      PRICE WATERHOUSE LLP


Rochester, New York
March 27, 1997